Exhibit 99.7

BENEFICIAL OWNER ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials relating to the grant of non-transferable rights to purchase $0.12 principal amount of notes per share of common stock owned of Anesiva, Inc. (the “Company”).

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

☐    Please exercise my (our) rights for $             principal amount of notes.

I am (we are) making the total purchase price payment required in the following manner:

☐    Payment in the following amount is enclosed: $             ; or

☐     Please deduct payment of $             from the following account maintained by you as follows:

(The total of the above two boxes must equal the total purchase price.)

Type of Account	Account No.

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the principal amount of notes as indicated above upon the terms and conditions specified in the prospectus supplement;

•	agree that if I (we) fail to pay for principal amount of notes I (we) have elected to purchase, you may exercise any remedies available to you under law; and

•	understand that once I (we) have exercised my (our) rights, I (we) cannot withdraw such exercise.

☐    Please do not exercise my (our) rights for any principal amount of notes.

Name(s) of beneficial owner(s):

Signature(s) of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: